UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 4, 2015

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 4, 2015, Sigma Designs, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Torrey Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Bretelon, Inc., a Delaware corporation (“Bretelon”) and Fortis Advisors LLC, a Delaware limited liability company, as the Stockholder Representative. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Bretelon and Bretelon will be the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). As consideration for the Merger, the Company has agreed to pay $21,675,000 in cash, subject to certain adjustments (the “Merger Consideration”). A portion of the Merger Consideration will be retained by the Company following the closing for the satisfaction of indemnification claims made within a specified period of time. Completion of the transaction is subject to customary closing conditions.

Certain directors of the Company own shares and other securities of Bretelon. Martin Manniche, a director on the Company’s Board of Directors, also serves on the board of directors of Bretelon and holds a fully vested option to purchase 700,000 shares of Bretelon common stock (the “Option”). At the consummation of the Merger, the Option will be converted into a right to receive cash proceeds from the Merger Consideration equal to the difference between the price per share to be paid for each share of Bretelon common stock in the Merger and the exercise price of the Option, or an aggregate of approximately $215,000.

The Company’s President, Chief Executive Officer and a member of the Company’s Board, Thinh Tran, also beneficially owns 1,710,526 shares of Bretelon common stock, or 3.9% of the outstanding shares of Bretelon capital stock on a fully diluted basis. Pursuant to the terms of the Merger Agreement, Mr. Tran must divest his shares of Bretelon common stock prior to the consummation of the Merger by transferring such shares at original cost to the Company at an aggregate of $97,500. The Company will receive the benefit of the proceeds that would otherwise be allocated to these shares held by Mr. Tran in the Merger, which proceeds will equal approximately six times the original cost of such shares. This transfer from Mr. Tran to the Company is subject to, and will only occur immediately prior to, the consummation of the Merger.

In light of the interests of certain members of the Company’s Board in this transaction, the Company’s Board established a special committee of the Board (the “Special Committee”) consisting of independent directors who had no interest or prior dealings with Bretelon. The members of the Special Committee were Tor Braham, J. Michael Dodson and Pete Thompson. These directors also comprise the Company’s Audit Committee, which committee is also charged with reviewing related-party transactions. The primary duties of the Special Committee were to evaluate the strategic opportunity with Bretelon, to review the principal terms of any proposed transaction with Bretelon and to make a final recommendation to the Company’s Board on whether to approve any definitive agreement with Bretelon. The Special Committee unanimously approved the Merger and the Merger Agreement and recommended to the full Board that it approve the Merger and the Merger Agreement. Upon such recommendation, the Company’s Board approved the Merger and the Merger Agreement, with Mr. Tran abstaining from the vote and Mr. Manniche not in attendance at the Company’s Board meeting in which the Merger and the Merger Agreement were approved.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by Bretelon in connection with the signing of the Merger Agreement. The confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

On November 10, the Company issued a press release announcing the transaction. A copy of the release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(c)	Exhibits.

Exhibit	Description

2.1

Agreement and Plan of Merger dated November 4, 2015 by and between Sigma Designs, Inc., a California corporation, Torrey Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sigma Designs, Inc., Bretelon, Inc., a Delaware corporation, and Fortis Advisory LLC, a Delaware limited liability corporation, as Stockholder Representative*

99.1	Press Release issued by Sigma Designs, Inc. dated November 10, 2015.

* Sigma Designs hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated November 4, 2015 by and between Sigma Designs, Inc., a California corporation, Torrey Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sigma Designs, Inc., Bretelon, Inc., a Delaware corporation, and Fortis Advisory LLC, a Delaware limited liability corporation, as Stockholder Representative*

99.1	Press Release issued by Sigma Designs, Inc. dated November 10, 2015.

* Sigma Designs hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.